(LOGO) GE
GE Capital Real Estate


March 6, 2000

GE Capital Loan Services, Inc.
P.O. Box 671588,  Houston, TX  77267
363 North Sam Houston Parkway East, Suite 1200
Houston, TX  77060
281 405-7000

Norwest Bank Minnesota, National
Association, as Trustee
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attention: Sharon Surguy
     Corporate Trust Services
     (CMBS)-DLJ Commercial
     Mortgage Corp., Series 1999-CG1

ORIX Real Estate Capital Markets, LLC,
formerly known as Banc One Mortgage
Capital Markets, LLC, as Special Servicer
1717 Main Street, 14th Floor
Dallas, Texas  75201
Attention:  DLJ Commercial Mortgage
            Corp., Series 1999-CG1

DLJ Commercial Mortgage Corp., as
Depositor
277 Park Avenue, 9th Floor
New York, New York 10172
Attention: N. Dante La Rocca

Bear Stearns Securities Corp, as
Controlling Class Representative
P O Box 596
Bowling Green Station
New York, NY 10274
Attention: DLJ Commercial Mortgage
Corp., Series 1999-CG1

Donaldson, Lufkin & Jenrette Securities
Corporation, as Underwriter
277 Park Avenue, 9th Floor
New York, New York 10172
Attention: N. Dante La Rocca

Merrill, Lynch, Pierce, Fenner & Smith
Incorporated, as Underwriter
World Financial Center, North Tower
26th Floor
New York, New York 10281
Attention: Barry Blattman


Re:  Annual Statement as to Compliance
     Commercial Mortgage Pass-Through Certificates, Series 1999-CG1


In accordance with Section 3.13 of the Pooling and Servicing Agreement (the "Agreement") dated as of March 1, 1999, entered into in connection with the above-referenced Certificates, the undersigned officer of GE Capital Loan Services, Inc. (the "Master Servicer") hereby certifies that (i) a review of the activities of the Master Servicer for the period of time from March 1, 1999 through December 31, 1999 and of its performance under the Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such period, and (iii) the Master Servicer has received no notice regarding qualification, or challenge to the status, of any REMIC Pool as a REMIC or of either Grantor Trust D-1, or Grantor Trust D-2 as a Grantor Trust from the Internal Revenue Service or any other governmental agency or body.

Pat McEntee, Vice President, on behalf of GE Capital Loan Services, Inc., in its capacity as Master Servicer


\\HOU1CREGE\SHARE\Legal\2000 Officer Certs\200OffCert.131.doc
A GE Capital Services Company